Exhibit 99.1
Dr. Sung Won Sohn Retires from Hanmi Financial Corp.;
Mr. Chung Hoon Youk to Join Hanmi as Chief Credit Officer and
Serve as Interim President and CEO
LOS ANGELES — December 27, 2007 — Hanmi Financial Corporation (Nasdaq:HAFC), the holding company of Hanmi Bank, announced that Dr. Sung Won Sohn, President and Chief Executive Officer of Hanmi Financial Corp. and Hanmi Bank, will retire from his position as President and CEO and resign from the Board of Directors of the Company and the Bank effective December 31, 2007.
Dr. Sohn commented, “After three years, I have decided to retire from Hanmi Financial Corporation. I want to express my sincere appreciation to the Board of Directors of Hanmi for giving me the opportunity to have served the largest Korean-American bank. The best part of my experience at Hanmi was working with its talented employees and serving the Korean-American community. Now it is time for me to move on. I plan to teach and serve on corporate boards after my retirement from Hanmi and hope to continue my service to the Korean and American business communities.”
Richard B. C. Lee, Chairman of Hanmi’s Board of Directors, said, “We very much appreciate the dedicated service Dr. Sohn has provided during his tenure with the Bank and wish him well in his future endeavors.” During his tenure, the asset size grew to over $4 billion from $3.1 billion and two new branches and six new loan production offices were opened. Additionally, Dr. Sohn started Hanmi University to recruit and train new and existing employees and expanded the Bank’s insurance and investment products.
The Company announced that Mr. Chung Hoon Youk, who will assume the position of Chief Credit Officer of the Bank on January 2, 2008, has been appointed to serve as interim President and Chief Executive Officer of the Company and the Bank while the Board undertakes a search for Dr. Sohn’s permanent replacement.
Mr. Youk has over 30 years of banking experience, including serving as Hanmi’s President and Chief Executive Officer for four years and as its Chief Credit Officer for six years. Mr. Youk’s educational background includes a Masters in Business Administration from the University of California, Berkley.
Mr. Lee continued, “We are very excited that Mr. Youk is rejoining Hanmi as our Chief Credit Officer and we appreciate his willingness to act as our interim President and CEO. Mr. Youk has a long history with Hanmi and its employees and his strong leadership and credit skills will be of significant value to the Bank.”
About Hanmi Financial Corporation:
Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 24 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and nine loan production offices in California, Colorado, Georgia, Illinois, Texas, Virginia and Washington. Hanmi Bank specializes in commercial, SBA, trade finance and consumer lending, and is a recognized community leader. Hanmi

Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.
Forward-looking Statements:
This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: an inability to find a permanent principal executive officer within a reasonable period of time; general economic and business conditions in those areas in which we operate; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to our real estate portfolio; risks associated with SBA loans; changes in governmental regulation; credit quality; the ability of borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; the availability of capital to fund the expansion of our business; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.
Contact:
Stephanie Yoon
Investor Relations
213-351-9227
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